                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY


NAME:                                   JURISDICTION OF FORMATION:      DOING BUSINESS AS:

Las Palmas Productions, Inc.                      California

Panavision Remote Systems, LLC                    California

EFILM, LLC                                        Delaware

Panapage Co. LLC                                  Delaware                   Panavision

Panapage One LLC                                  Delaware

Panapage Two LLC                                  Delaware

Panavision International, L.P.                    Delaware                   Panavision;
                                                                             Panavision Hollywood;
                                                                             Panavision Dallas;
                                                                             Panavision Florida;
                                                                             Panavision Wilmington;
                                                                             Lee Filters
Panavision U.K. Holdings, Inc.                    Delaware

TFN Lighting Corp.                                Delaware

PANY Rental, Inc.                                 New York                   Panavision New York

John Barry Group Pty Limited                      Australia

Panavision Asia Pacific Pty Limited               Australia

Panavision Australia Pty Limited                  Australia

Panavision Lighting Asia Pacific Pty Limited      Australia

Panavision Canada Corp.                           Canada

Panavision Canada Holdings, Inc.                  Canada

Cinecam Sarl                                      France

Panavision Alga Paris Sarl                        France





Camera Rentals Ireland Limited                    Ireland

Lee Lighting Limited                              Isle of Man

Panavision Luxembourg Sarl                        Luxembourg

Film Facilities Limited                           New Zealand

Panavision (1998) Limited                         New Zealand                Panavision New Zealand

Panavision NZ Limited                             New Zealand

Panavision Polska z.o.o.                          Poland                     Panavision Polska

Panavision Asia Pty Limited                       Singapore

Camera Bellows Limited                            United Kingdom

John Dunton Cameras Limited                       United Kingdom

Lee Filters Limited                               United Kingdom

Lee Lighting Limited                              United Kingdom             Lee Lighting

Panavision Europe Limited                         United Kingdom

Panavision Poland Limited                         United Kingdom

Panavision U.K. L.P.                              United Kingdom

Samuelson Group, Limited                          United Kingdom